UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 20, 2015

LRI Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-173579	20-5894571
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3011 Armory Drive, Suite 300
Nashville, Tennessee  37204
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code:
(615) 885-9056

Not Applicable
(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2015, LRI Holdings, Inc. (the "Company") and its wholly-owned subsidiary, Logan's Roadhouse, Inc. ("Logan's Roadhouse"), announced that its Board of Directors named James Hagan as the Company's Chief Financial Officer and appointed him as principal financial officer effective May 21, 2015. Mr. Hagan has over 30 years of experience in growth and turnaround companies including extensive public company experience. Prior to joining the Company, Mr. Hagan served as the Chief Financial Officer of Benihana Inc. which he joined in 2013. From 2006 until he joined Benihana, Mr. Hagan was a self-employed interim executive working primarily for private equity portfolio companies in the service industries. Mr. Hagan also previously served as Chief Financial Officer of Dollar General, Bruno's Inc. and Revco Drug Stores. Mr. Hagan earned his bachelor's degree in accounting from Seton Hall University, a Juris Doctorate degree from Seton Hall School of Law and his MBA in finance from Fairleigh Dickinson University. Mr. Hagan is 56 years old.

A copy of the press release announcing the appointment of Mr. Hagan as Chief Financial Officer is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On May 20, 2015, the Company reached an agreement with Mickey Mills, its Chief Operating Officer, whereby Ms. Mills left the Company effective May 22, 2015 (the “Separation Date”). On May 26, 2015, Logan's Roadhouse, a wholly-owned subsidiary of the Company, entered into a Separation and Release Agreement (the “Agreement”) with Ms. Mills. Ms. Mills has the right to revoke the Agreement within seven days of the execution date. Pursuant to the terms of the Agreement, Ms. Mills will receive a severance payment equal to 24-weeks of her current gross salary, to be paid ratably over a 24-week period pursuant to the Company’s normal payroll schedule, along with continued payment of the Company’s contribution towards health benefits. The Agreement contains customary confidentiality provisions and a full release of any claims against the Company by Ms. Mills. The term of the post-employment non-compete and non-solicitation provisions are each one year.

The foregoing description is only a summary and is qualified by reference to the actual Agreement, which will be attached as an exhibit to our Quarterly Report on Form 10-Q for the period ended May 3, 2015.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated May 27, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 27, 2015	LRI Holdings, Inc.

	By:	/s/ Samuel N. Borgese
Samuel N. Borgese
President and Chief Executive Officer
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit	Description
99.1	Press release dated May 27, 2015.

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